As filed with the Securities and Exchange Commission on July 2,
1997
                                        Registration No. 33-82332
_________________________________________________________________

                           UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 1
                             FORM S-8

                       REGISTRATION STATEMENT
                              UNDER
                     THE SECURITIES ACT OF 1933

                      MONOCACY BANCSHARES, INC.
       (Exact Name of Registrant As Specified In Its Charter)

            Maryland                         52-1824297
            ---------                        ----------
(State or other jurisdiction of            (I.R.S. Employer
 incorporation or organization)            Identification No.)

   222 East Baltimore Street,                21787-0491
     Taneytown, Maryland                    ------------
  --------------------------                 (Zip Code)
(Address of principal executive
  offices)

        MONOCACY BANCSHARES, INC. 1994 STOCK INCENTIVE PLAN
                   (Full title of the plan)
                 ---------------------------

                                           Copies To:

Frank W. Neubauer, President        Nicholas Bybel, Jr., Esquire
 MONOCACY BANCSHARES, INC.            SHUMAKER WILLIAMS, P.C.
222 East Baltimore Street,             Post Office Box 88
     P.O. Box 491                  Harrisburg, Pennsylvania 17108
Taneytown, Maryland 21787-0491          (717) 763-1121
    (410) 756-2655
------------------------------
(Name, address, including zip
 code, and telephone
number, including area code,
 of agent for service)

                 --------------------------------


                 CALCULATION OF REGISTRATION FEE

Title of Each Class        Amount              Proposed Maximum
 of Securities to          to be               Offering Price
  be Registered         Registered <F1>         Per Share <F2>


Common Stock              31,592                 $22.00

$5.00 Par Value



Title of Each Class     Proposed Maximum         Amount of
 of Securities to          Aggregate            Registration
  be Registered         Offering Price <F2>         Fee


Common Stock             $69,502.40               $210.61

$5.00 Par Value


<F1>  Based on the increase in the number of shares of Monocacy
Bancshares, Inc. common stock, par value $5.00 per share ("Common Stock") authorized for issuance under the plan set forth above, as approved by shareholders on April 28, 1997. There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of this plan. Giving effect to stock dividends paid since August 3, 1994, and to the 31,592 shares registered pursuant to this Amendment No. 1, there are 110,000 shares of Common Stock issuable under the Plan.

<F2>  Estimated pursuant to Rule 457(c) and (h)(1) solely for the purpose of calculating the amount of the registration fee based upon the average of the closing bid and asked prices of the Common Stock on July 1, 1997, with respect to the 31,592 shares of Common Stock registered pursuant to this Amendment and issuable under the plan.


     Monocacy Bancshares, Inc. (the "Company") files this Amendment No. 1 to the Registration Statement on Form S-8, Registration No. 33-82332, filed with the Commission on August 3, 1994, to increase the number of shares of common stock, par value $5.00, per share (the "Common Stock") authorized for issuance under the Company's 1994 Stock Incentive Plan (the "Stock Incentive Plan") by 31,592 shares of Common Stock. Giving effect to stock dividends paid by the Company since August 3, 1994, and to the 31,592 shares of Common Stock registered hereby, there are, in aggregate, 110,000 shares of Common Stock issuable under the Stock Incentive Plan.

Exhibit No.
-----------

4.1  Articles of Incorporation of Monocacy Bancshares, Inc.
     (Incorporated by reference to Exhibit 3(i) to the Company's
     Registration Statement No. 333-30629 on Form S-8, filed with the Commission on July 2, 1997.

4.2 Bylaws of Monocacy Bancshares, Inc. (Incorporated by reference to Exhibit 3(ii) to the Company's Registration
     Statement No. 333-30629 on Form S-8, filed with the
     Commission on July 2, 1997.

4.3 Monocacy Bancshares, Inc. 1994 Stock Incentive Plan, as amended.

5    Opinion of Shumaker Williams, P.C.
     (previously filed).

23.1 Consent of Stegman & Company.

23.2 Consent of Shumaker Williams, P.C.
     (previously filed).

24   Power of Attorney of Directors and
     Officers (included on Signature Pages).


Item 9.   Undertakings

          (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)   To include any prospectus required by
                      Section 10(a)(3) of the Securities Act of
                      1933;
                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with
                      respect to the plan of distribution not
                      previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
                      (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding as asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registrant's Registration Statement No. 33-82332 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Taneytown, State of Maryland on July 2, 1997.

                                 MONOCACY BANCSHARES, INC.


                          By:   /s/ Frank W. Neubauer
                                -----------------------------
                                Frank W. Neubauer, President and
                                Chief Executive Officer

                        INDEX TO EXHIBITS


                                                   Page No.
                                                In Sequentially
                                                    Numbered
Exhibit No.                                         Original
-----------                                      -------------

  4.1     Articles of Incorporation of Monocacy
          Bancshares, Inc. Incorporated by
          reference to Exhibit 3(i) to the
          Company's Registration Statement
          No. 333-30629 on Form S-8, filed
          with the Commission on July 2, 1997.

  4.2     Bylaws of Monocacy Bancshares, Inc.
          (Incorporated by reference to Exhibit 3(ii) to the Company's Registration Statement
          No. 333-30629 on Form S-8, filed with
          the Commission on July 2, 1997.

  4.3     Monocacy Bancshares, Inc. 1994 Stock                   9
          Incentive Plan, as amended.

  5       Opinion of Shumaker Williams, P.C.
          (previously filed).

  23.1    Consent of Stegman & Company.                         18

  23.2    Consent of Shumaker Williams, P.C.
          (previously filed).

  24      Power of Attorney of Directors and
          Officers (included on Signature
          Pages).